UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006

BIO-LIFE LABS, INC.

 (Exact name of registrant as specified in its chapter)

NEVADA	000-30546	33-0714007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 East Camelback Road, Suite 1075, Phoenix, Arizona 85016

 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 602-852-5445

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

The undersigned believes that the registrant has not engaged in any material business operations for approximately the last two years.  The registrant has not filed the periodic reports required by the Securities and Exchange Commission since June, 2005.  In addition, on or about June 1, 2006, the registrant’s corporate charter was no longer in good standing with the State of Nevada.  Accordingly, the undersigned believes that the registrant abandoned its business.

Pursuant to its “Order Appointing David B. Stocker as Custodian of Bio-Life Labs, Inc. Pursuant to NRS 78.347” dated July 17, 2006 (the "Order"), the District Court, Eighth Judicial District, Clark County, Nevada appointed David B. Stocker custodian of the registrant for the purpose of appointing new officers and directors of the registrant and taking all action on behalf of the registrant as permitted by Nevada Revised Statutes Section 78.347. The actions authorized under NRS 78.347 include:

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To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal.

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To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation.

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To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation.

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Provided that the authority of the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets.

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To exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws.

In accordance with the Order, Mr. Stocker appointed himself as sole interim director and president.  In addition, the registrant hired Carrera Capital, Inc., a business consulting firm ("CCI"), for the purpose of assisting the registrant in its efforts to salvage value for the benefit of its shareholders.  CCI has also agreed to advise the registrant as to potential business combinations.  Mr. Stocker, an attorney, is the president of CCI.

As of April 9, 2007, Mr. Stocker, on behalf of CCI, has contributed approximately $12,500, and CCI obligated itself to contribute an additional $12,500 as paid in capital to the registrant.  The registrant is to use these funds to pay the costs and expenses necessary to revive the registrant's business operations.  Such expenses include, without limitation, fees to reinstate the registrant's corporate charter with the State of Nevada, payment of any past due franchise taxes, settling all past due accounts with the registrant's transfer agent, and accounting and legal fees.  CCI has agreed to continue to contribute such additional funds as are necessary to accomplish these goals.

In consideration for these services and capital contribution(s), the registrant issued 100,000,000 shares of its common stock to CCI representing approximately 57% of its common stock outstanding as of July 24, 2006 and April 10, 2007.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sale of Equity Securities

On or about July 18, 2006, the registrant issued 100,000,000 shares of its common stock to CCI in exchange for $25,000.  See Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes in Control of Registrant

Pursuant to the Order and the arrangement with CCI, the registrant issued 100,000,000 shares of its common stock to CCI representing approximately 57% of the common stock outstanding as of July 24, 2006 and April 10, 2007.  See Item 1.01, above.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Order, David B. Stocker has been appointed sole director and officer of the registrant. See 1.01, above.

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

At the direction of David B. Stocker, and as of this date, the registrant intends to update all regulatory filings and establish business operations that will enhance shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2007

BIO-LIFE LABS, INC.

By: /s/ David B. Stocker

Name: David B. Stocker

Title: Director

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